UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report: April 29, 2016
(Date of earliest event reported): April 28, 2016

 SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3807 West Chester Pike, Newtown Square, PA	19073
(Address of principal executive offices)	(Zip Code)

(866) 248-4344
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On April 28, 2016, Sunoco Logistics Partners L.P. (the "Partnership") announced that Sunoco Partners LLC, its general partner, has declared a cash distribution for the first quarter 2016 of $0.489 per common unit ($1.96 annualized) to be paid on May 13, 2016 to unit holders of record on May 9, 2016. A copy of the press release announcing the declaration of this distribution is being filed herewith as Exhibit 99.1.
The Partnership also announced that it will hold a conference call on Thursday, May 5, 2016 at 8:00 a.m. ET (7:00 a.m. CT) to discuss its financial results for the first quarter 2016. Earnings are expected to be released after the market closes on Wednesday, May 4, 2016.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
99.1	Sunoco Logistics Partners L.P. press release dated April 28, 2016.
Safe Harbor Statement
Statements contained in this report, or the exhibits to this report, that state the Partnership's expectations or predictions of the future are forward-looking statements and are inherently uncertain. Actual results could differ materially from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission. The Partnership undertakes no obligation to update forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this current report on Form 8-K are qualified in their entirety by this cautionary statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay
Senior Vice President, General Counsel and Corporate Secretary
April 29, 2016
Newtown Square, PA

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Sunoco Logistics Partners L.P. press release dated April 28, 2016.